EXHIBIT 99.1

Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of L-3 Communications Holdings, Inc. ("L-3 Holdings") and L-3 Communications Corporation ("L-3 Corporation" together with L-3 Holdings referred to as "L-3") on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank C. Lanza, Chairman and Chief Executive Officer of L-3 Holdings and L-3 Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of L-3.

/s/    Frank C. Lanza

Frank C. Lanza
Chairman and Chief Executive Officer
May 13, 2003

A signed original of this written statement required by Section 906 has been provided to L-3 and will be retained by L-3 and furnished to the Securities and Exchange Commission or its staff upon request.